Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ladish Co., Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-53889) on Form S-8 of Ladish Co., Inc. and subsidiaries of our reports dated March 2, 2007, with respect to the consolidated balance sheets of Ladish Co., Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Ladish Co., Inc. and subsidiaries.

Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/KPMG LLP

Milwaukee, Wisconsin
March 2, 2007

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